Exhibit 10.36

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “* * *” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

FIFTH AMENDMENT AGREEMENT

This Amendment Agreement is made effective November 17, 2011 by and among Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 (“AECOM”), Industrial Research Ltd., a company organized and existing under the laws of New Zealand, having an office and place of business at Gracefield Research Centre, Gracefield Road, P.O. Box 31-310, Lower Hutt, New Zealand (“Industrial”) (AECOM and Industrial are collectively referred to herein as “Licensors”), and BioCryst Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware having an office and place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244 (“Licensee”).

Statement

Licensors and Licensee are parties to a License Agreement dated June 27, 2000, as amended by a First Amendment Agreement effective July 26, 2002, a Second Amendment Agreement effective April 15, 2005, a Third Amendment Agreement effective December 11, 2009 and a Fourth Amendment Agreement effective May 5, 2010 (collectively “the License Agreement”), and now wish to further amend the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in the License Agreement and in this Fifth Amendment Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Paragraph 6.02 of the License Agreement is hereby amended to read in its entirety as follows:

6.02 (a) Licensee shall pay to Licensors * * * percent (* * *%) of Net Proceeds.

(b)	Licensee shall pay to Licensors * * * percent (* * * %) of Sublicensee Royalties.

(c)

Any payments due to be paid by Licensee to Licensors under paragraph 6.02(a) may be made either in cash or, at the sole option of Licensee, in Qualified Licensee Shares or a combination of cash and Qualified Licensee Shares. Any such Qualified Licensee Shares shall be subject to the terms of Sections 6 and 8 hereof. Any Qualified Licensee Shares issued under paragraph 6.02(a) shall be valued based on the Volume Weighted Average Price of such shares determined as of the date payment is due under paragraph 7.02 of the License Agreement. Notwithstanding the foregoing, unless otherwise agreed to by the parties, Licensee shall not be permitted to issue Qualified Licensee Shares (i) to the extent that the number of Qualified Licensee Shares to be issued would exceed six (6) times the average daily trading volume of Licensee’s common stock for the twenty (20) consecutive trading days ending on the trading day immediately before the date such

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “* * *” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Qualified Licensee Shares are to be issued or (ii) if Licensee does not meet the eligibility requirements for continued listing on the applicable Trading Market (as defined below).

2.	The applicable provisions of this Fifth Amendment Agreement shall be deemed to be incorporated into the License Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Fifth Amendment Agreement as of the date first above written.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY		BIOCRYST PHARMACEUTICALS, INC.

By:	/s/ John L. Harb	By:	/s/ Alane Barnes

Name:	John L. Harb	Name:	Alane Barnes

Title:	Assistant Dean Scientific Operations	Title:	VP, General Counsel

INDUSTRIAL RESEARCH, LTD.

By:	/s/ Shaun Coffey

Name:	Shaun Coffey

Title:	Chief Executive